United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 23, 2025 (July 21, 2025)

Date of Report (Date of earliest event reported)

Aetherium Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41189	86-3449713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79B Pemberwick Rd. Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 450-6836

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	GMFIU	N/A
Class A Common Stock, par value $0.0001 per share	GMFI	N/A
Warrants	GMFIW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 14, 2024, Mariana Kou and Charles Abelmann each resigned as independent directors of the Board of Directors (the “Board”) of Aetherium Acquisition Corp. (the “Company”). Ms. Kou and Mr. Abelmann’s resignations were for personal reasons and did not result from any disagreement with the Company on any matter relating to its operations, policies, or practices, including with respect to accounting principles or practices, financial statement disclosure, or internal controls.

On July 21, 2025, three new independent directors were appointed by the Board and the Company’s audit committee. The Board has determined that each of the new independent directors meet the heightened independence standards for service on the audit committee set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. No family relationships exist between any of the new independent directors and the Company’s directors or executive officers. There is no arrangement or understanding between any of the new independent directors and any other persons pursuant to which they were selected as directors.

On July 23, 2025, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with each of the new independent directors, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Amended and Restated Certificate of Incorporation, against liabilities that may arise by reason of his respective service on the Board, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified, in the form previously executed with its other directors and officers. On July 23, 2025, each of the new independent directors joined the letter agreement, dated December 29, 2021, by and among the Company, the Company’s sponsor, Aetherium Capital Holdings LLC (the “Sponsor”), and its directors and officers (the “Letter Agreement”) by entering into a joinder to the Letter Agreement. On July 23, 2025, the Company and each of the new independent directors entered into a joinder to the registration rights agreement, dated December 29, 2021, entered into by and between the Company and each of its other directors and the other parties thereto in connection with the Company’s public offering (the “Registration Rights Agreement”).

The foregoing descriptions of the Indemnity Agreement, the Letter Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entireties by reference to the form of indemnity agreement, the Letter Agreement and the Registration Rights Agreement, copies of which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated herein by reference. Other than as disclosed above, there are no related party transactions involving any of the new independent directors that are reportable under Item 404(a) of Regulation S-K.

In connection with his appointment as a director of the Company, each of the new independent directors will in due course receive 30,000 founder shares from the Sponsor, while our continuing independent director Lim How Teck will in due course receive an additional 20,000 founder shares from the Sponsor.

The three new independent directors are:

Jeffrey Chi, Ph.D. is a veteran in the venture capital industry and a strong advocate for the promotion of venture capital, entrepreneurship & socially responsible investing. Dr. Chi has served as the Chairman of the board of directors of Vickers Vantage Corp. I and its Chief Executive Officer from February 2020 to November 2022. The SPAC was successfully consummated and Dr. Chi currently serves as an independent director of Aardvark Therapeutics (AARD). Dr. Chi co-founded Vickers Ventures Partners in 2005, and serves as its Vice Chairman and a member of its board of directors and Investment Committee. From 2013 to April 2017, Dr. Chi also served as the Chairman of the Singapore Venture Capital and Private Equity Association. From 2001 to 2005, Dr. Chi initially served as a Senior Consultant with the Monitor Group and later served as Executive Director with Pegasus Capital. Dr. Chi also sits on an advisory panel of the Monetary Authority of Singapore and previously sat on the board of SEEDS Capital (the investment arm of Enterprise Singapore) as well as on the advisory panels ETLP (the commercialization arm of A*Star) and the National University of Singapore Department of Industrial Systems Engineering and Management. Based out of Shanghai, Dr. Chi heads Vickers Venture’s investments in Asia and has investments in artificial intelligence, education, healthcare/wellness and financial services (including fintech) technology companies. Prior to managing venture capital funds, Dr. Chi managed advisory engagements for a wide range of clients in both the public and private sectors. Dr. Chi’s operational background includes working on the management team of an engineering and construction group where he oversaw operations in Singapore, Malaysia, Taiwan and Indonesia. Dr. Chi also serves as a member of the board of directors of Vivance Pte Ltd (a renal care company), Jing-jin Electric Technologies Co., Ltd. (SH: 668280) and MatchMove Pay Pte. Ltd.

Dr. Chi received his Ph.D. from the Massachusetts Institute of Technology in systems engineering, his M.A. from the University of Cambridge in engineering, his S.M. from the Massachusetts Institute of Technology in engineering and his B.A. from the University of Cambridge in engineering. He is also a C.F.A. charterholder, and is fluent in English and Mandarin.

We believe Dr. Chi is qualified to serve on our board of directors because of his experience, relationships and contacts, combined with his experience serving on the boards of directors of successful, high-growth public and private companies.

Ling Yew Kong is a seasoned private equity investor and corporate executive with over 30 years of expertise spanning mergers and acquisitions, accounting and finance, securities operations, treasury management, infrastructure development, and corporate restructuring. Mr. Ling began his career at Ernst & Young as an Audit Assistant (1991-1993) before transitioning to progressively senior roles in securities and investment management. His career trajectory includes Finance Manager at Keppel Securities Pte Ltd (1993-1994), Vice President at Deutsche Morgan Grenfell & Partners Securities Pte Ltd (1994-1996), Head of Sales at SocGen Crosby Securities Pte Ltd (1996-1998), and Vice President at BT Brokerage & Associates Pte Ltd (1999-2000).

Mr. Ling currently serves as Executive Chairman & Managing Director of Singapore based First Link Investments Corporation Limited and Director of Eternal Asia New Energy Technology Pte Ltd. He also chairs multiple companies across Singapore and Malaysia, including Alphasky Group Limited (BVI), Terra Pontus Pte. Ltd., and One Way Investment Pte. Ltd., where he provides strategic guidance and charts growth directions. Mr. Ling brings substantial public company expertise, having served in executive and board positions at several listed entities, including CEO & Executive Director of China Sky Chemical Fibre Co., Ltd, Chairman & Director of Moya Holdings Asia Ltd, COO & Executive Director of IPCO International Ltd, and director roles at SBI Offshore Limited, Anwell Technologies Limited, and Metronic Global Berhad.

Mr. Ling holds a Bachelor of Commerce degree with a major in Accounting from Murdoch University, Western Australia, and is a member of the Australian Society of Certified Practicing Accountants.

Mr. Ling’s extensive industry experience, valuable professional relationships, and proven track record serving on the boards of successful, high-growth companies make him exceptionally qualified to join our board of directors.

Shantanu Jha is the Chief Investment Officer of Beaconsfield Capital Management, a multi-strategy, technology-focused investment manager that he co-founded in 2014. He led its quantitative trading division before overseeing investments in semiconductors, defense technology, and biotechnology, including rounds in Lightmatter, Anduril, and Figure AI. Since 2023, he has served as the founder, Chairman, and CEO of Yliastrum Ltd, the holding company for the Xynon technology platform, which supports pension funds, provident funds, and superannuation in Australasia. Concurrently, he serves as Executive Chairman of Morrison Securities, Australia’s second-largest exchange clearing participant and largest retail options broker. Since 2022, he has served as a director and co-founder of Pinewood Energy, focusing on the development of an 800 MW distributed solar energy grid in Maharashtra, India. From 2017 to 2020, he served as co-founder and CTO of Vahan AI, a Boston-based sensor fusion firm, and led its exit via a strategic sale.

Mr. Jha has served as a director of the India Japan Foundation since January 2022 and received the An Jong Geun Award in Seoul in April 2023 by the Former Defence Minister of the Armed Forces of Korea for his efforts in delivering education technology to underprivileged communities in Asia. We believe Mr. Jha is qualified to serve on our board of directors because of his experience, relationships, and contacts, combined with his experience serving on the boards of directors of successful, high-growth companies.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnity Agreement, dated December 29, 2021, by and between the Company and each of its officers and directors (incorporated by reference to Exhibit 10.5 filed with the Form 8-K filed by the Registrant on January 4, 2022).
10.2	Letter Agreement, dated December 29, 2021, by and among the Company, its officers and directors, the Sponsor and certain other stockholders party thereto (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on January 4, 2022).
10.3	Registration Rights Agreement, dated December 29, 2021, by and among the Company, the Sponsor, and certain other stockholders party thereto (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on January 4, 2022).
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2025

AETHERIUM ACQUISITION CORP.

By:	/s/ Jonathan Chan
Name:	Jonathan Chan
Title:	Chief Executive Officer and Chairman